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Exhibit 99.2

SECOND AMENDMENT OF RIGHTS AGREEMENT

        THIS SECOND AMENDMENT (the "Amendment") dated as of January 17, 2005, to that certain Rights Agreement dated as of July 24, 1998, as amended by that First Amendment thereto dated November 21, 2000 (as amended, the "Rights Agreement"), by and between Computer Network Technology Corporation, a Minnesota corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company (the "Rights Agent").

WITNESSETH:

        WHEREAS, the Company and the Rights Agent entered into the Rights Agreement; and

        WHEREAS, on January 17, 2005, the Board of Directors of the Company, in accordance with Sections 27 and 28 of the Rights Agreement, determined it to be desirable and in the best interests of the Company and its shareholders to supplement and amend certain provisions of the Rights Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

        1.     Amendment to Paragraph 1(a). Paragraph 1(a) of the Rights Agreement is hereby amended and restated as follows:

          "(a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, any entity holding Common Shares for or pursuant to the terms of any such plan, or McDATA Corporation and its subsidiaries and affiliates, whether by way of a merger agreement, a voting agreement or any other similar agreement. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of (A) a Permitted Transaction, or (B) an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, becomes the Beneficial Owner of any additional Common Shares of the Company (other than pursuant to a Permitted Transaction), then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable (and in all events within five days following such determination) a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement."

        2.     Continuing Effect. The Rights Agreement, except as amended hereby, shall be and remain in full force and effect.

        3.     Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument. Signature pages delivered by facsimile shall be binding to the same extent as an original.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

COMPUTER NETWORK TECHNOLOGY CORPORATION
By	/s/ GREGORY T. BARNUM
	Name:	Gregory T. Barnum
	Title:	Chief Financial Officer and Secretary
MELLON INVESTOR SERVICES LLC
By	/s/ GEORG DRAKE
	Name:	Georg Drake
	Title:	Assistant Vice President

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SECOND AMENDMENT OF RIGHTS AGREEMENT
WITNESSETH